SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant of Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2002

Date of Report (date of earliest event reported)

METRIC PARTNERS GROWTH SUITE INVESTORS, L.P.

a California Limited Partnership
(Exact name of registrant as specified in its charter)

California	0-17660	94-3050708

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One California Street, Suite 1400, San Francisco, California 94111

(Address of principal executive offices)

(415) 678-2000

(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements, Proforma Financial Information and Exhibits
Exhibit 20.2

Item 5. Other Events

     On September 23, 2002, Metric Growth Suite Investors, L.P., a California Limited Partnership (the “Partnership”), received a proposal from Kenneth E. Nelson pursuant to which Mr. Nelson offered to present a tender offer for a majority of the Limited Partnership Assignee Units (the “Units”) of the Partnership at $60 per Unit in cash if certain conditions were met, a modification from Mr. Nelson’s earlier proposal. By letter dated September 27, 2002, the Managing General Partner, on behalf of the Partnership, responded to Mr. Nelson’s proposal. By letter dated September 27, 2002 and in light of the pending tender offer by Peachtree Partners, the Partnership advised the holders of the Units as to Mr. Nelson’s proposal and the response of the Partnership. A copy of the letter to the holders of Units is attached as Exhibit 20.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 7. Financial Statements, Proforma Financial Information and Exhibits

Exhibit No.	Exhibit

20.2	Letter to holders of Units of Metric Partners Growth Suite Investors, L.P. dated September 27, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	September 27, 2002	METRIC PARTNERS GROWTH SUITE INVESTORS, L.P., a California Limited Partnership
		By:	Metric Realty, an Illinois general partnership, Its Managing General Partner

			By:	SSR Realty Advisors, Inc., a Delaware corporation, Its Managing Partner

/s/ Herman H. Howerton

Managing Director, General Counsel of SSR Realty Advisors, Inc.